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                                                                   EXHIBIT 10.11


                    OIL AND GAS PROPERTY PURCHASE AGREEMENT

       THIS AGREEMENT is made and entered into this 18th day of September, 1995, by and between CUMBERLAND COMPANIES, INC., (hereinafter referred to as "CCI") a Nevada corporation, with its principal place of business at 4925 Greenville Avenue, Suite 1354, Dallas, Texas 75206, and J. L. THOMPSON, having his principal place of business at 1409 2nd Avenue N.E., Jamestown, North Dakota 58401.

                             W I T N E S S E T H :

       WHEREAS, J. L. THOMPSON have agreed to sell to CCI certain interests in oil properties as set forth in Exhibit "A" attached hereto.

       1.     Purchase Price.

              In consideration for CCI purchasing the referenced property as set forth in Exhibit "A", CCI shall pay the sum of Eighty-Nine Thousand, Eight Hundred Forty-Eight Dollars and Forty-Four Cents ($89,848.44). Effective date to be the date of this Purchase and Sale Agreement. Said payment may be made in cash or in common stock valued at Three Dollars ($3.00) per share, or a combination of cash and stock. The common stock is to be Class A Common Stock of CCI, subject to Rule 144 under the Securities Act of 1933. Said shares shall have piggyback rights subject to terms and conditions acceptable to an underwriter approved by the management of CCI. Payment of the Eighty-Nine Thousand, Eight Hundred Forty-Eight Dollars and Forty-Four Cents ($89,848.44) shall be made as follows:

              1.1 Twenty Two Thousand, Eight Hundred Fifty-Seven Dollars and Twenty-Two Cents ($22,857.22) payable in notes. (See attached Promissory Note), and

              1.2 Sixty-Six Thousand, Nine Hundred Ninety-One Dollars and Twenty-Two Cents ($66,991.22) payable in Twenty-Two Thousand, Three Hundred Thirty (22,330) shares of Common Stock.

       2.     Closing.

              The completion of the contemplated transactions is herein designated as the Closing which shall take place on or before September 30, 1995, or such other date as the parties shall mutually agree upon.

       3.     Warranties and Representations of Cumberland Companies, Inc.

              3.1.   Corporate Organization.

                     CCI is a corporation (duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified to do business and has full power and authority to carry on its current business and to purchase, own, and sell its assets and properties.

              3.2    Corporate Authority.

                     The execution and delivery of this Agreement to J.L. THOMPSON and the carrying out of the provisions hereof have been fully authorized by the Board of Directors of CCI.

              3.3    Binding Nature.

                     This Agreement shall be, when duly executed and delivered, a legal and binding obligation of CCI, enforceable in accordance with its terms.

              3.4    Warranties and Representations.

                     No representation or warranty by CCI in this Agreement contains, nor will it contain, any untrue statement or omission, nor will it omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by CCI in this Agreement shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date.

              3.5    Litigation.

                     There are no pending, nor, to the best knowledge and belief of CCI, threatened actions or proceedings





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                     before any court of administrative agency or other
                     authority which might or will materially or adversely affect CCI's ability or right to perform all of CCI's obligations hereunder.

       4.     Warranties and Representations of J. L. THOMPSON

              4.1    Property Title.

                     J. L. THOMPSON hereby warrants and represents that he has good and marketable title to the properties and/or property interests, which are the subject to this Agreement, and that the properties and/or property interests are free and clear from any liens, or other obligations, and that there is no litigation pending or threatened against said properties and/or property interests.

              4.2    Authority to Sign.

                     J. L. THOMPSON warrants and represents that he has full authority, as owner of the properties and/or property interests, to enter into this Agreement with CCI.

              4.3    Binding Nature.

                     This Agreement shall be, when duly executed and delivered, a legal and binding obligation of J. L. THOMPSON, enforceable in accordance with its terms.

              4.4    Warranties and Representations.

                     No representation or warranty by J. L. THOMPSON in this Agreement contains, nor will it contain, any untrue statement or omission, nor will it omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by
                     J. L. THOMPSON in this Agreement shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date.

              4.5    Litigation.

                     There are no pending, nor to the best knowledge and belief of J. L. THOMPSON, threatened actions or proceedings before any court or administrative agency or other authority which might or will materially or adversely affect J. L. THOMPSON's obligations hereunder.

       5.     Miscellaneous

              5.1    Brokerage.

                     Each party hereto represents and warrants to the other that no broker or finder is entitled to any commission, or similar fees, in connection with the making and carrying out of this Agreement.

              5.2    Sales Tax.

                     Any sales taxes which may be payable in connection with the transfer of the assets described shall be borne solely by J. L. THOMPSON.

              5.3    Notices and Communications.

                     Any notice, payment request, instruction, or other document to be delivered hereunder shall be deemed sufficiently given if in writing and delivered personally or mailed by Certified Mail, postage prepaid, if to CCI addressed to CUMBERLAND COMPANIES, INC. at the address first set forth above, and if addressed to J. L. THOMPSON, at the address first set forth above, unless in each case CCI or J. L. THOMPSON shall have notified the other in writing of a different address.

              5.4    Non-Waiver.

                     No delay or failure on their part or either part in exercising any right hereunder, and no partial or single exercise thereof, will constitute a waiver of such right or any other right hereunder.





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              5.5    Headings.

                     Headings in this Agreement are for convenience only and are not to be used for interpreting or construing any provision hereof.

              5.6    Governing Law.

                     This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

              5.7    Counterparts.

                     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              5.8    Binding Nature.

                     The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and/or assigns.

              5.9    Survival of Representations and Warranties.

                     Except as otherwise expressly provided in this Agreement or the Exhibit "A" attached, the representations and warranties of CCI and J. L. THOMPSON extended hereunder shall survive the Closing. Each party against whom liability is asserted under the provisions of this Agreement shall be given the opportunity to participate, directly or through its authorized representative, at the cost and expense, in the conduct of any negotiations relating to the statements of any liability or any other proceeding instituted by any third party against either CCI or J. L. THOMPSON, as the case may be, giving rise to alleged breach.

              5.10   Expenses.

                     Except as otherwise expressly provided herein, each party shall pay all of its own expenses incidental to the negotiations and preparation of the documentation relating to this Agreement and for entering into and carrying out the terms and conditions of this Agreement and consummating the transactions, irrespective of whether the transactions contemplated shall be consummated.

              5.11   Payment of Taxes.

                     All fees, costs, charges, and expenses payable to any federal, state, or municipal authority, including without limitations, all filing fees, documentary stamps and transfer, sales and other taxes required to be paid, or imposed in connection with the transfer of any of J. L. THOMPSON'S assets pursuant to the terms of this Agreement shall be paid by J. L. THOMPSON.

              5.12   Amendments, Successors and Assigns.

                     This Agreement may be amended only by an instrument signed by the authorized representatives of the parties hereto. Neither party may assign any of its rights, obligations, or liabilities arising hereunder without the prior written consent of the other, except as otherwise provided herein, and any such assignment or attempted assignment shall be null and void.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.


CUMBERLAND COMPANIES, INC.              J. L. THOMPSON

By: /s/ C. E. Justice                   /s/ J. L. THOMPSON
   ------------------------------       ----------------------------------------
   C. E. Justice, President             J. L. Thompson

Date: 9-18-95
     ----------------------------






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                              E X H I B I T  " A "

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MALLORY NO.1 WELL           Well No. 43-(036010)
-----------------


LEASE LISTING

LEASE NO.     DESCRIPTION OF LEASES
--------------------------------------------------------------------------------

43-001A Oil, Gas and Mineral Lease dated August 1, 1981, from William Gross, as Lessor, to Mike Austin, as Lessee, recorded in Volume 572, Page 435, Deed Records of Palo Pinto County, Texas.

43-001B Oil, Gas and Mineral Lease dated August 1, 1981, from Robert Gross, as Lessor, to Mike Austin, as Lessee, recorded in Volume 573, Page 733, Deed Records of Palo Pinto County, Texas.

43-001C Oil, Gas and Mineral Lease dated July 23, 1980, from Daube Partnership, Ltd., an Oklahoma Limited Partnership, and The Carol Sutton Trust, Carol Daube Sutton, Jack M. Newman and James W. Williams, Trustees, as Lessors, to Mike Austin, as Lessee, recorded in Volume 552, Page 629, Deed Records of Palo Pinto County, Texas.

43-001D Oil, Gas and Mineral Lease dated July 31, 1980, from Westheimer-Neustadt Corporation, a Delaware Corporation, as Lessor, to Mike Austin, as Lessee, recorded in Volume 552, Page 626, Deed Records of Palo Pinto County, Texas.



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